Exhibit 99.6

Class A-4 Notes
(Multicurrency-Cross Border)
ISDA ®
International Swap Dealers Association, Inc.
MASTER AGREEMENT
dated as of June 20, 2006

SLM STUDENT LOAN TRUST 2006-6	and	BARCLAYS BANK PLC
have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.
Accordingly, the parties agree as follows:—
1. Interpretation
(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.
(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.
(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.
2. Obligations
(a) General Conditions.
(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.
(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.
(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.
(c) Netting. If on any date amounts would otherwise be payable:—
(i) in the same currency; and
(ii) in respect of the same Transaction,
by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.
The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.
(d) Deduction or Withholding for Tax.
(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will: —
(1) promptly notify the other party (“Y”) of such requirement;
(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;
(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and
(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount which Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—
(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or
(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.
(ii) Liability. If: —
(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);
(2) X does not so deduct or withhold; and
(3) a liability resulting from such Tax is assessed directly against X, then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).
(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.
3. Representations
Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—
(a) Basic Representations.
(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;
(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;
(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.
(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.
(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.
(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.
(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.
4. Agreements
Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—
(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—
(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;
(ii) any other documents specified in the Schedule or any Confirmation; and
(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.
(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.
(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.
(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.
(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.
5. Events of Default and Termination Events
(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default’) with respect to such party:—
(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;
(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;
(iii) Credit Support Default.
(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;
(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or
(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;
(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;
(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or to act on its behalf);
(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);
(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—
(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets; (7) has a secured party take possession of all or substantially all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or
(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:—
(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.
(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—
(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—
(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or
(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;
(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));
(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all of its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);
(iv) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the credit worthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or
(v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination

Event in the Schedule or such Confirmation).
(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.
6. Early Termination
(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).
(b) Right to Terminate Following Termination Event.
(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.
(ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.
If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).
Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.
(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.
(iv) Right to Terminate. If—
(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or
(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon

Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.
(c) Effect of Designation.
(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing,
(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).
(d) Calculations.
(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.
(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.
(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.
(i) Events of Default. If the Early Termination Date results from an Event of Default:—
(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.
(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.
(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.
(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.
(ii) Termination Events. If the Early Termination Date results from a Termination Event:—
(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.
(2) Two Affected Parties. If there are two Affected Parties:—
(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amount, owing to Y; and
(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).
If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.
(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).
(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.
7. Transfer
Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—
(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all of its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and
(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).
Any purported transfer that is not in compliance with this Section will be void.
8. Contractual Currency
(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.
(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.
(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.
(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9. Miscellaneous
(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.
(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.
(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.
(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.
(e) Counterparts and Confirmations.
(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.
(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.
(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.
(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.
10. Offices; Multibranch Parties
(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.
(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.
(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.
11. Expenses
A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.
12. Notices
(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—
(i) if in writing and delivered in person or by courier, on the date it is delivered;
(ii) if sent by telex, on the date the recipient’s answerback is received;
(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);
(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or
(v) if sent by electronic messaging system, on the date that electronic message is received, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.
(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.
13. Governing Law and Jurisdiction
(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.
(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—
(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and
(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.
Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.
(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any

Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.
(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.
14. Definitions
As used in this Agreement:—
“Additional Termination Event” has the meaning specified in Section 5(b).
“Affected Party” has the meaning specified in Section 5(b).
“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.
“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.
“Applicable Rate” means :—
(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;
(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;
(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and
(d) in all other cases, the Termination Rate.
“Burdened Party” has the meaning specified in Section 5(b).
“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.
“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.
“Credit Event Upon Merger” has the meaning specified in Section 5(b).
“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.
“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.
“Defaulting Party” has the meaning specified in Section 6(a).
"Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).
“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.
“Illegality” has the meaning specified in Section 5(b).
“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).
“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.
“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.
“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.
“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement

Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.
“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.
“Non-defaulting Party” has the meaning specified in Section 6(a).
“Office” means a branch or office of a party, which may be such party’s head or home office.
“Potential Event of Default”means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.
“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.
“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.
“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.
“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:—
(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and
(b) such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts)

for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.
“Specified Entity” has the meaning specified in the Schedule.
“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.
“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant Confirmation.
“Stamp Tax” means any stamp, registration, documentation or similar tax.
“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.
“Tax Event” has the meaning specified in Section 5(b).
“Tax Event Upon Merger” has the meaning specified in Section 5(b).
“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).
“Termination Currency” has the meaning specified in the Schedule.
“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.
“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.
“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.
IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

BARCLAYS BANK PLC	SLM STUDENT LOAN TRUST 2006-6

	By:	Chase Bank USA, National Association not in its individual capacity but in its capacity as Trustee under that certain Amended and Restated Trust Agreement dated as of June 20, 2006 by and among the Trustee, the Indenture Trustee and SLM Funding LLC

By: /S/ JULIE STERN
Name:	Julie Stern
Title:	Director
Date:	July 20, 2006

By: /S/ JOHN J. CASHIN
Name:	John J. Cashin
Title:	Vice President
Date:	July 20, 2006

SCHEDULE
to the
ISDA Master Agreement
dated as of July 20, 2006
between

BARCLAYS BANK PLC		SLM STUDENT LOAN TRUST 2006-6
(“Barclays”)	and	(the “Trust”)
Part 1. Termination Provisions
(a)     “Specified Entity” means in relation to Barclays for the purpose of:—

Section 5(a)(v):	Not Applicable
Section 5(a)(vi):	Not Applicable
Section 5(a)(vii):	Not Applicable
Section 5(b)(iv):	Not Applicable
and in relation to the Trust for the purpose of:—

Section 5(a)(v):	Not Applicable
Section 5(a)(vi):	Not Applicable
Section 5(a)(vii):	Not Applicable
Section 5(b)(iv):	Not Applicable
(b)     “Specified Transaction” shall have the meaning specified in Section 14 of this Agreement.
(c)     Events of Default.
(i) The only “Events of Defaults” specified in Section 5(a) of this Agreement that apply to Barclays are the following:

Section 5(a)(i) — “Failure to Pay or Deliver”;

Section 5(a)(ii) — “Breach of Agreement”;

Section 5(a)(iii) — “Credit Support Default”;

Section 5(a)(iv) — “Misrepresentation”;

Section 5(a)(v) — “Default under Specified Transaction”;

Section 5(a)(vi) — “Cross-Default”;

Section 5(a)(vii) — “Bankruptcy”; and

19

Section 5(a)(viii) — “Merger Without Assumption”.
With respect to Barclays only: —
“Specified Indebtedness” will have the meaning specified in Section 14 of this Agreement, except that such term shall not include obligations in respect of deposits received.
“Threshold Amount” means, in respect of Barclays, an amount (or its equivalent in other currencies) equal to $150,000,000.
(ii) The only “Events of Defaults” specified in Section 5(a) of this Agreement that apply to the Trust are the following:
Section 5(a)(i) — “Failure to Pay or Deliver"; provided, it shall constitute an Event of Default under Section 5(a)(i) of this Agreement with respect to the Trust only if (a) the Trust has sufficient Available Funds in the Collection Account, the Capitalized Interest Account or the Reserve Account, as applicable, to make the scheduled payment in accordance with Section 2.8 of the Administration Agreement and (b) it fails to make any such payments in violation of the terms of the Indenture and the Administration Agreement; and
Section 5(a)(vii) — “Bankruptcy”; as amended in Part 5(a)(4) of this Schedule.

20

(d)     Termination Events.
(i) All of the Termination Events specified in Section 5(b) of this Agreement, including but not limited to the “Additional Termination Event” provisions of Section 5(b)(v) of this Agreement, will apply to Barclays.

(ii) The only Termination Events specified in Section 5(b) of this Agreement that apply to the Trust are the following:
Section 5(b)(i) — “Illegality”; and
Section 5(b)(ii) — “Tax Event”.
(e)     The “Automatic Early Termination” provision of Section 6(a) of this Agreement will not apply to Barclays and will not apply to the Trust.
(f)     Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:-
(i)	Market Quotation will apply.

(ii)	The Second Method will apply.
Notwithstanding anything to the contrary in this Agreement, if an Early Termination Date occurs or is effectively designated, Barclays and the Trust agree as follows:
(i)	The Calculation Agent shall calculate an amount that would be payable to or by the Trust under this Agreement in respect of such Early Termination Date (the “Termination Payment”).

(ii)	To the extent that Barclays is required to pay the Termination Payment to the Trust, Barclays shall pay such amount in accordance with the terms of this Agreement.

(iii)	To the extent that the Trust is required to pay the Termination Payment to Barclays where:
(A)	(1) An Event of Default under Section 5(a)(vii) of this Agreement has occurred with respect to the Trust or (2) the Trust is the Defaulting Party and an Event of Default under Section 5(a)(i) of this Agreement has occurred with respect to any Trust Floating Rate Payments (as defined in any Confirmation), the Trust shall pay such Termination Payment in accordance with Section 5.4(b), priority “FOURTH”, subparagraph (C) of the Indenture or Section 2.8(c)(3) of the Administration Agreement, as applicable; or

(B)	For all other Termination Payments by the Trust to Barclays, the Trust shall pay such Termination Payment in accordance with Section 5.4(b), priority “NINTH” of the Indenture or Section 2.8(i) of the Administration Agreement, as applicable.
(g)     “Termination Currency” means United States Dollars.
(h)     Additional Termination Events: The occurrence of the following event shall constitute an Additional Termination Event:
An Additional Termination Event shall occur if any of the following events occurs:

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(i) the long-term debt rating of Barclays is withdrawn or downgraded below “BBB- by S&P;
(ii) (a) at a time when Barclays has only a long-term rating from Moody’s, the long-term senior unsecured debt rating of Barclays is withdrawn or downgraded by such agency to or below “Baa1” or (b) if such downgrade is to or below “Baa1” or “P-3” at a time when Barclays has both long-term and short-term ratings from such agency; or
(iii) (a) the long-term debt rating or the short-term debt rating of Barclays is withdrawn, (b) the short-term debt rating of Barclays downgraded below “F2” by Fitch or (c) the long-term debt rating of Barclays downgraded below “BBB+”;
provided, however, that Barclays may avoid this Additional Termination Event if Barclays provides a Letter of Credit Transaction or a Replacement Transaction, each as defined below, at no cost to the Trust.
Barclays shall be the Affected Party for purposes of this Additional Termination Event and all Transactions entered into hereunder shall be Affected Transactions.
Part 2.     Tax Representations.
(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:
It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.
(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:
(i)	With respect to payments made to Party A which are not effectively connected to the U.S.: It is a “non-U.S. branch of a foreign person” as that term is used in United States Treasury Regulation Section 1.1441-4(a)(3)(ii), is a “foreign person” as that term is used in United States Treasury Regulation Section 1.6041-4(a)(4), and is treated as a corporation for U.S. federal income tax purposes.
With respect to payments made to Party A which are effectively connected to the U.S.: Each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the U.S.
(ii)	With respect to payments made to Party B which are not effectively connected to the US:
It is fully eligible for the benefits of the “Business Profits”, the “Interest” provision or the “Other

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Income” provision (if any) of the Double Tax Treaty between UK and the US with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the US.
Part 3. Documents to be delivered
For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:
(a)     Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
Party A and Party B	Any form or document (including, in the case of Party A, an executed United States Internal Revenue Service Form W-8ECI and an executed United States Internal Revenue Service Form W-8BEN) required or reasonably requested to allow the other party to make payments under the Agreement without any deduction or withholding for or on account of any Tax, or with such deduction or withholding at a reduced rate.	Promptly upon reasonable demand by the other party.

Each party agrees to complete (accurately and in a manner reasonably satisfactory to the other party), execute, arrange for any required certification of, and deliver to the other party or such government or taxing authority as such other party directs, any form, document, or certificate that may be required or reasonably requested in order to allow such other party to make payment under this Agreement without any deduction or withholding for or on the account of any Tax rate, promptly upon the earlier of (i) reasonable demand, (ii) learning that the form, document or certificate is required, or (iii) learning that the form, document or certificate previously provided has become obsolete or incorrect.

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(b)     Other Documents to be delivered are: -

Party Required to Deliver	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Barclays	A certificate (or an extract of the list of authorized signatories) as to the authority, incumbency and specimen signature of each person authorized to sign this Agreement and any Confirmation hereunder.	At execution of this Agreement.	Yes.
Trust	Copies of the Indenture, the Trust Agreement, the Notes and the Administration Agreement.	At execution of this Agreement.	Yes.
Trust	A certificate (or an extract of the list of authorized signatories) as to the authority, incumbency and specimen signature of each person authorized to sign this Agreement and any Confirmation hereunder.	At execution of this Agreement.	No.
Barclays	An opinion of counsel to such party reasonably satisfactory in form and substance to the other party addressed to other party, the underwriters of the Notes and the rating agencies which opinion shall address (i) the due authorisation and capacity of Barclays or its Credit Support Provider to enter into the Agreement and the Credit Support Annex and the enforceability of the Agreement and the Credit Support Annex.	At or promptly following the execution of this Agreement.	No.
Trust	An opinion of counsel to such party reasonably satisfactory in form and substance to the other party addressed to other party, the underwriters of the Notes and the rating agencies.	At or promptly following the execution of this Agreement.	No.
Trust	Copies of all financial reports sent to the Depository Trust Company by or on behalf of the Indenture Trustee; provided, however that a failure to deliver these documents shall not constitute an Event of Default hereunder.	Promptly after delivery thereof.	Yes.

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Trust	Any and all information reasonably requested by Barclays to verify the calculations made by the Calculation Agent under any Transaction.	As soon as practicable after request by the other party.	No.
Barclays & the Trust	Letter Agreement among Barclays, SLM Corporation, SLM Education Credit Finance Corporation and SLM Funding LLC relating to indemnification for securities law claims.	At execution of this Agreement.	No.
Barclays & Trust	Any Credit Support Document(s) specified in Part 4 of this Schedule.	Upon execution of this Agreement.	No.

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Part 4. Miscellaneous
(a)	Addresses for Notices: For the purpose of Section 12(a) of this Agreement: -
Address for notices or communications to Barclays: -

Address:	5 The North Colonnade
Canary Wharf
London E14 4BB
Facsimile:	44(20) 777 36461
Phone:	44(20) 777 36810
Address for notices or communications to the Trust:-

(For all purposes)

Address:	SLM Student Loan Trust 2006-6
c/o Chase Bank USA, National Association
Christiana Center/OPS 4
500 Stanton Christiana Road
Newark, Delaware 19713
Attention: Corporate Trust Department
Facsimile No.: (302) 552-6280
Telephone No.: (302) 552-6279
Electronic Messaging System Details: None

With copies to:

(For all purposes)

Address:	Sallie Mae, Inc.
12061 Bluemont Way
Reston, Virginia 20190
Attention: Vice President, Finance
Facsimile No.: (703) 984-5760
Telephone No.: (703) 984-5724
Electronic Messaging System Details: None

(For payment confirmation only)

Address:	Sallie Mae, Inc.
12061 Bluemont Way
Reston, Virginia 20190
Attention: Trust Administration
Facsimile No.: (703) 984-5651
Telephone No.: (703) 984-6706
Electronic Messaging System Details: None

(For purposes of notices under Section 5, 6, 7 and 12(b) of this Agreement:

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Address:	SLM Corporation
12061 Bluemont Way
Reston, Virginia 20190
Attention: General Counsel’s Office
Facsimile No.: 703-984-6586
Telephone No.: 703-984-5677

and

JPMorgan Chase Bank
450 West 33rd Street
15th Floor
New York, New York 10001
Attention: Structured Finance Services
Facsimile No.: (212) 946-3737
Telephone No.: (212) 946-3678
(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:—

Barclays appoints as its Process Agent: Not Applicable.

The Trust appoints as its Process Agent: Not Applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is a Multibranch Party and may act through its London and New York Offices.

Party B is not a Multibranch Party.
(e)      Calculation Agent. The Calculation Agent is the Trust unless an Event of Default applicable to the Trust has occurred and is continuing or a Termination Event under this Agreement has occurred and is continuing with respect to which the Trust is the sole Affected Party, in which case Barclays shall become the Calculation Agent. Barclays hereby consents to and agrees to the delegation by the Trust of all of its obligations as Calculation Agent to the Administrator of the Trust. All determinations and calculations by the Calculation Agent shall be (i) made in good faith and in a commercially reasonable manner and (ii) determined, where applicable, on the basis of then prevailing market rates or prices.
(f)	Credit Support Document. Details of any Credit Support Document: -

Barclays:—	The Credit Support Annex between the parties hereto annexed hereto which supplements, forms part of, and be subject to, this Agreement.
The Trust:—	Not Applicable.
(g)	Credit Support Provider.

Credit Support Provider means in relation to Barclays: Not Applicable.

Credit Support Provider means in relation to the Trust: Not Applicable.

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(h)     Governing Law and Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine) and each party hereby submits to the jurisdiction of the state and federal courts having jurisdiction over the State of New York and the City of New York.
(i)     Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to any Transaction under this Agreement.
(j)     “Affiliate” will have the meaning specified in Section 14 of this Agreement.
Part 5. Other Provisions.
(a)	Amendments to the Agreement.
(1)     Section 2(a)(iii) of this Agreement is hereby amended, with respect to Barclays only, to read as follows:
(iii) Each obligation of Barclays under Section 2(a)(i) is subject to the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated.
(2)     Section 3 of this Agreement is hereby amended by inserting the following as Section 3(g), 3(h) and 3(i) which read in their entirety as follows:
(g) Eligible Contract Participant. Each party represents to the other party (which representation will be deemed to be repeated by each party on each date on which a Transaction is entered into) that it is an “eligible contract participant” as defined in Section 1a(12) (7 U.S.C. Section 1a(12)) of the U.S. Commodity Exchange Act (the “CEA”).
(h) Qualified Financial Contract, Swap Agreement. In the case of Barclays: Without limiting the applicability of any other provision of the U.S. Bankruptcy Code as amended (the “Bankruptcy Code”) (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), it intends and acknowledges that this Agreement, including all Transactions hereunder, together with the relevant provisions of the Indenture and the Administration Agreement, shall constitute a “swap agreement” as defined in Section 101 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, or similar agreement related hereto will constitute a “margin payment” as defined in Section 101 of the Bankruptcy Code, and that the parties are entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.
In the case of the Trust: Without limiting the applicability of any other provision of the U.S. Bankruptcy Code as amended (the “Bankruptcy Code”) (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof, it intends and acknowledges that this Agreement, including all Transactions hereunder, shall constitute a “swap agreement” as defined in Section 101 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, or similar agreement related hereto will constitute a “margin payment” as defined in Section 101 of the Bankruptcy Code, and that the parties are entitled to the rights under, and

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protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.
(i) Non-Reliance. Each party represents to the other that (i) it is not relying upon any representations except those expressly set forth in this Agreement or any Confirmation evidencing a Transaction; (ii) it has consulted with its own business, financial, investment, tax, accounting and legal advisors to the extent it has deemed appropriate in connection with its decision to enter into this Agreement and each such Transaction; and (iii) it has independently evaluated the potential financial benefits and risks, the tax and accounting implications and its policies and objectives of this Agreement and each such Transaction, and has independently decided to enter into this Agreement and each such Transaction on the basis of such evaluation. Each party represents to the other that it is not acting as a fiduciary or an advisor for such party in respect of the Transaction and each party is entering into this Agreement as principal and not as agent. Each party represents to the other party that it has entered into this Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other party.
(j) Additional Representations of the Trust. The Trust represents to Barclays as of the date hereof that:
(i)      With respect to each source of funds to be used by it to enter into such Transactions (each such source being referred to herein as a “source”), the Source is not the assets of any “plan” (as such term is defined in Section 4975 of the Code) subject to Section 4975 of the Code or any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Title I of ERISA, or otherwise out of “plan assets” within the meaning of United States Department of Labor regulation Section 2510.3-101, and
(ii)     Each Transaction is intended to be exempt from, or otherwise not subject to regulation under, the Investment Company Act of 1940 and the Trust is exempt from regulation under such Act.
(iii)     The Notes represent the obligations of the Trust only. They do not represent an interest in or obligation of Barclays. No recourse may be had by the holders of the Notes against Barclays or its assets with respect to the Notes.
(3)     Clause (2) of Section 5(a)(vii) of this Agreement is hereby amended with respect to the Trust by deleting the words “or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due”.
(4)     Section 5(b)(ii) of this Agreement is hereby amended by adding the following provision at the end thereof:
“provided, however, that for purposes of clarification, the parties acknowledge that the introduction or proposal of legislation shall not, in and of itself, give rise to a presumption that a Tax Event has occurred.”
(5)     Section 6(b)(ii) of this Agreement is hereby amended by inserting, at the end of the first paragraph, the following:
“, provided that the party seeking to make the transfer to avoid a Termination Event shall deliver to the Trust (in the case of transfers by Barclays) and to Barclays (in the case of transfer by the Trust) written confirmation from each Rating Agency then rating the Notes that such transfer will not result in the then-current rating on the Notes being withdrawn or

29

downgraded.”
(6)     Section 7 of this Agreement is hereby amended by:
(i) adding in the third line thereof after the word “party,” the words “which consent will not be unreasonably withheld or delayed,”; and
(ii) adding after Subparagraph (b) thereof the following Subparagraph (c):
(c)     it shall be a condition precedent to the effectiveness of any such transfer or assignment of this Agreement and each Transaction hereunder by Barclays that each Rating Agency then rating the Notes issue written acknowledgment, that, notwithstanding such transfer or assignment, the then-current rating of the Notes will not be downgraded.
(7)     The definition of “Reference Market-makers” contained in Section 14 of this Agreement is hereby amended by adding in the fourth line thereof after the word “credit” the words “or to enter into transactions similar in nature to Transactions”.
(b)     Permitted Security Interest. For purposes of Section 7 of this Agreement, Barclays hereby consents to the Permitted Security Interest, subject to the provisions of this paragraph below.
“Permitted Security Interest" means the collateral assignment by the Trust of the Swap Collateral to the Indenture Trustee pursuant to the Indenture.
“Swap Collateral" means all right, title and interest of the Trust in this Agreement, each Transaction hereunder, and all present and future amounts payable by Barclays to the Trust under or in connection with this Agreement or any Transaction governed by this Agreement, whether or not evidenced by a Confirmation, including, without limitation, any transfer or termination of any such Transaction.
     Notwithstanding the grant of the Permitted Security Interest, the Trust shall not be released from any of its obligations under this Agreement or any Transaction, and Barclays may exercise its rights and remedies under this Agreement without notice to, or the consent of the Indenture Trustee, except as otherwise expressly provided in this Agreement or in the Indenture with respect to Barclays’s right to bring legal proceedings against the Trust or the Indenture Trustee for purposes of enforcing this Agreement against the Trust.
     Barclays’s consent to the Permitted Security Interest is expressly limited to the Indenture Trustee for the benefit of the Noteholders under the Indenture, and Barclays does not consent to the sale or transfer by the Indenture Trustee of the Swap Collateral to any other person or entity (other than a successor to the Indenture Trustee under the Indenture acting in that capacity), and the manner in which the Indenture Trustee may realize upon the Swap Collateral shall be to declare an Event of Default, Additional Termination Event or designate an Early Termination Date by notice given to Barclays pursuant to the provisions of this Schedule and the Agreement.
     The Trust hereby acknowledges that, as a result of the Permitted Security Interest, all rights of the Trust under this Agreement, including any Transaction, have been assigned to the Indenture Trustee pursuant to the Indenture, and notwithstanding any other provision in this Agreement, the Trust may not take any action hereunder to exercise any of such rights without the prior written consent of the Indenture Trustee, including, without limitation, providing any notice under this Agreement, the effect of which would be to cause an Early Termination Date to occur or be deemed to occur. If the Trust gives any notice to Barclays for the purposes of exercising any of the Trust’s rights under this Agreement, Barclays shall have the option of treating that notice as void unless that notice is signed by the Indenture Trustee acknowledging its consent to the provisions of that notice. The foregoing notwithstanding, nothing herein shall be construed as requiring

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the consent of the Indenture Trustee for the performance by the Trust of any of its obligations hereunder.
     Except as expressly provided in this Agreement for any Event of Default, Termination Event, or Additional Termination Event, Barclays and the Trust may not enter into any agreement to dispose of any Transaction, whether in the form of a termination, unwind, transfer or otherwise without the prior written consent of the Indenture Trustee.
(c)     Waiver of Set-Off. Notwithstanding any provision of this Agreement or any other existing or future agreement between Barclays and the Trust, each of Barclays and the Trust irrevocably waives as to itself any and all rights to counterclaim, set-off, recoupment, whether arising by contract, operation of law or otherwise, provided that nothing herein shall be construed as limiting the provisions contained in Section 2(c) of this Agreement with respect to the netting of the parties respective obligations under this Agreement. Specifically, the provision for set-off in the 1st sentence of the preamble to Section 6(e) of this Agreement shall not apply for purposes of any Transaction hereunder.
(d)     No Bankruptcy Petition. Barclays agrees that, prior to the date that is one year and one day after the date upon which the Trust created under the Trust Agreement is terminated in accordance with the terms thereof, it shall not institute against, or join any other person in instituting against, the Trust or SLM Funding LLC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law. The foregoing shall not limit the rights of Barclays to file any claim in, or otherwise take any action with respect to any such proceeding that was instituted against the Trust or SLM Funding LLC by a Person other than Barclays.
(e)     Limited Recourse to the Trust. Without prejudice to Barclays’s rights under Section 5 of this Agreement, all obligations of the Trust shall be payable by it only on each Trust Floating Rate Payment Date, to the extent (i) it has sufficient Available Funds in the Collection Account to make the scheduled payment in accordance with Section 2.8(d) or Section 2.8(m) of the Administration Agreement or (ii) it has sufficient funds available in the Reserve Account to make the scheduled payment in accordance with Section 2.9 of the Administration Agreement [or in the Capitalized Interest Account] to make the scheduled payment in accordance with Section 2.10(a) of the Administration Agreement. To the extent such funds are not available or are insufficient for the payment thereof, it shall not constitute a claim against the Trust to the extent of such unavailability or insufficiency until such time as the Trust has assets sufficient to pay such prior deficiency. This paragraph shall survive the termination of this Agreement.
(f)     Scope of Obligations of the Trustee. The parties hereto agree that:
(i) This Agreement is executed and delivered by Chase Bank USA, National Association, not individually but solely in its capacity as trustee and in the exercise of the powers and authority conferred and vested in the Trustee under the Trust Agreement; and
(ii) Each of the representations, undertakings and agreements contained in this Agreement made on the part of the Trust is made and intended not as an individual representation, undertaking and agreement, but is made and intended for the purposes of binding only the Trust.
(g)     Restrictions on Amendments. The Trust shall not enter into any amendment, modification or supplement to the Indenture or any other Basic Document that would materially adversely affect (i) Barclays’s ability to enforce or protect its rights or remedies under this Agreement (including any security interest granted to Barclays pursuant to the Indenture), (ii) the ability of the Trust to timely and fully perform its obligations under this Agreement or (iii) any of the Trust’s obligations under this Agreement or any Basic Document (including priority of payments under the Trust Agreement or the Indenture). Any such amendment, modification or supplement without Barclays’s prior written consent shall not be binding on Barclays. No amendment, modification, or waiver in respect of this Agreement will be effective unless (A) evidenced by a writing executed by each party hereto, and (B) the Indenture Trustee has acknowledged its

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consent thereto in writing, to the extent the consent of the Indenture Trustee is required under the terms of the Indenture. Prior to or simultaneous with the execution of any such amendment, the Trust shall obtain a written acknowledgment, or cause a written acknowledgment to be obtained, from each rating agency then rating the Notes, that their then-current rating of the Notes will not be reduced or withdrawn as a result of the amendment.
(h)     Consent to Recording. Each party hereby consents to the electronic recording of the telephone conversations of officers, employees or agents of the parties, their Affiliates in connection with this Agreement or any Transaction or potential Transaction and agrees that any such recordings may be submitted in evidence in any proceeding to establish any matters pertinent to this Agreement or any Transaction.
(i)     Waiver of Trial by Jury. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury with respect to any legal proceeding arising out of or relating to this Agreement, any Credit Support Document or any Transaction contemplated hereby or thereby. Each party (i) certifies that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and any Transaction and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.
(j)     Letter of Credit Transaction and Replacement Transaction. If the long-term debt rating of Barclays is withdrawn or downgraded below “BBB- by S&P or any successor Rating Agency, Barclays shall provide, within 10 Business Days of such withdrawal or downgrade, a Letter of Credit Transaction or a Replacement Transaction, at no cost to the Trust; provided that any failure of Barclays to comply with this paragraph shall have no effect on Barclays’s obligation to undertake the steps set forth in this paragraph in the event the Trust does not exercise its rights to terminate this Agreement and the Transaction entered into hereunder. For purposes of this Agreement:
A “Letter of Credit Transaction” means a letter of credit, guaranty or surety bond or insurance policy covering Barclays’s obligations under this Agreement from a bank, guarantor or insurer having: (1) a short-term or long-term debt rating, or a financial program or counterparty rating or claims paying rating, as applicable, of at least ''A1’’ or “A+” by S&P, respectively, (2) (a) a long-term senior debt rating of at least ''Aa3’’ by Moody’s where the bank, guarantor or insurer has only a long-term rating or (b) a long-term senior debt rating of at least “A-1” and a short-term debt rating of at least ''P-1’’ by Moody’s where the bank, guarantor or insurer has both long-term and short-term ratings; and (c) a short-term debt rating of at least ''F1’’ by Fitch. A letter of credit, guaranty or surety bond or insurance policy will constitute a “Letter of Credit” Transaction only if each of the Rating Agencies then rating the Notes issues a written acknowledgment stating that the ratings of the Notes (as in effect immediately prior to such reduction or withdrawal) will not be reduced after giving effect to the transaction with the relevant bank, guarantor or insurer.
“Replacement Transaction” means a transaction with a replacement counterparty who shall assume Barclays’s position with respect to a Transaction on the same terms and conditions as such Transaction and this Agreement, mutatis mutandis, or with such other amendments to the terms of this Agreement as may be approved by the parties, and where such replacement counterparty pays to, or receives from, Barclays the fair market value of Barclays’s position with respect to that Transaction as determined by Barclays in good faith; provided that the Trust shall not be responsible for any costs associated with such replacement. A transaction with a replacement counterparty will constitute a “Replacement Transaction” for purposes of this Agreement only if each of the Rating Agencies then rating the Notes issues a written acknowledgment stating that the rating of the Notes (as in effect immediately prior to such reduction or withdrawal) will not be reduced after giving effect to the transaction with the

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replacement counterparty.
(k)     Definitions. The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivative Association, Inc.), without regard to any revision or subsequent edition thereof, shall be incorporated into this Agreement and each Confirmation except as provided for thereof or in the Confirmation. In the event of any inconsistency between the Definitions and the Agreement or any Confirmation, this Agreement or, as the case may be, such Confirmation shall prevail.
(l)     Additional Definitions. Unless otherwise defined in this Agreement or in any Confirmation, the terms “Administration Agreement", “Administrator”, “Available Funds”, “Basic Document”, “Capitalized Interest Account”, “Class A-4 Notes”, “Collection Account”, “Custody Account”, “Indenture”, “Indenture Trustee”, “Notes”, “Rating Agency”, “Reserve Account”, “Trust” and “Trust Agreement” shall have the meanings ascribed to such terms in Appendix A to that certain Amended and Restated Trust Agreement dated as of July 20, 2006 by and among SLM Funding LLC, Chase Bank USA, National Association, as the Trustee, and Deutsche Bank Trust Company Americas, as the Indenture Trustee, as the same may be amended, modified, restated or replaced.
(m)     Future Assurances. In the event that a Collateral Delivery Trigger has occurred, the parties here to agree to promptly negotiate an amendment to this Schedule and the Credit Support Annex to make herein or therein any changes required to meet the then current policies of the Rating Agencies concerning counterparties eligible to provide swaps for AAA-rated securities including but not limited to any policies concerning required collateral types, levels and other collateral delivery mechanics.

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BARCLAYS BANK PLC	SLM STUDENT LOAN TRUST 2006-6

	By:	Chase Bank USA, National Association not in its individual capacity but in its capacity as Trustee under that certain Amended and Restated Trust Agreement dated as of July 20, 2006 by and among the Trustee, the Indenture Trustee and SLM Funding LLC

By: /S/ JULIE STERN
Name: Julie Stern
Title: Director
Date: July 20, 2006	By: /S/ JOHN J. CASHIN
	Name:	John J. Cashin
	Title:	Vice President
	Date:	July 20, 2006

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(Bilateral Form)	(ISDA Agreements Subject to New York Law Only)
ISDA ®
International Swaps and Derivatives Association, Inc.
CREDIT SUPPORT ANNEX
to the Schedule to the
Master Agreement
dated as of June 20, 2006
between

SLM STUDENT LOAN TRUST 2006-6	and	BARCLAYS BANK PLC
This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.
Accordingly, the parties agree as follows:-
Paragraph 1. Interpretation
(a) Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.
(b) Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.
Paragraph 2. Security Interest
Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

“Valuation Agent” has the meaning specified in Paragraph 13.
“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 13.
“Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.
“Valuation Time” has the meaning specified in Paragraph 13.
“Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:
(i) Eligible Collateral or Posted Collateral that is:
(A) Cash, the amount thereof; and
(B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;
(ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and
(iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

10

SLM Student Loan Trust 2006-6
Paragraph 13. Elections and Variables
(a) Security Interest for “Obligations”.
The term “Obligations” as used in this Annex includes the following additional obligations:
With respect to Barclays and the Trust: None.
With respect to the Trust: None.
(b) Credit Support Obligations.
(i)	Delivery Amount, Return Amount and Credit Support Amount.
(A) “Delivery Amount” and “Return Amount” have the meanings specified in Paragraph 3(a) and 3(b), respectively.
(B) “Credit Support Amount” has the meaning specified in Paragraph 3; provided, however, that if a Ratings Collateral Trigger has occurred and is continuing with respect to Barclays, Credit Support Amount shall have the meaning specified under the relevant definition of Ratings Criteria (as defined below). In circumstances where more than one of the Ratings Criteria apply to Barclays, the Credit Support Amount shall be calculated by reference to the Ratings Criteria which would result in Barclays transferring the greatest amount of Eligible Credit Support. Under no circumstances will Barclays be required to transfer more Eligible Credit Support than the greatest amount calculated in accordance with the Ratings Criteria.
(ii)	Eligible Collateral. The following items will qualify as “Eligible Collateral” for Barclays:

	Eligible Collateral	Barclays	Valuation Percentage
(A)	Cash	☒	100.0%
(B)	Treasury Securities with a remaining maturity of 52 weeks or less	☒	97.0%
(C)	Treasury Securities with a remaining maturity of more than 52 weeks but no more than 5 years	☒	93.0%
(D)	Treasury Securities with a remaining maturity of equal to or more than 5 years but no more than 10 years	☒	90.0%
(E)	Agency Notes with a remaining maturity of 52 weeks or less	☒	94.0%
(F)	Agency Notes with a remaining maturity of more than 52 weeks but no more than 5 years	☒	88.0%
(G)	Agency Notes with a remaining maturity

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	Eligible Collateral	Barclays	Valuation Percentage
	of equal to or more than 5 years but no more than 10 years	☒	83.0%
(H)	Eligible Euro-Area Government Paper with a remaining maturity of less than 52 weeks	☒	98%
(I)	Eligible Euro-Area Government Paper with a remaining maturity of equal to or more than 1 year but no more than 3 years	☒	95.8%
(J)	Eligible Euro-Area Government Paper with a remaining maturity of equal to or more than 3 year but no more than 5 years	☒	89.3%
(K)	Eligible Euro-Area Government Paper with a remaining maturity of equal to or more than 5 year but no more than 7 years	☒	85.7%
(L)	Eligible Euro-Area Government Paper with a remaining maturity of equal to or more than 7 year but no more than 10 years	☒	80.7%
(M)	Eligible Euro-Area Government Paper with a remaining maturity of equal to or more than 10 year but no more than 30 years	☒	72.5%
(N)	Eligible Euro-Area Agency Paper with a remaining maturity of less than 52 weeks	☒	97.4%
(O)	Eligible Euro-Area Agency Paper with a remaining maturity of equal to or more than 1 year but no more than 3 years	☒	95.2%
(P)	Eligible Euro-Area Agency Paper with a remaining maturity of equal to or more than 3 year but no more than 5 years	☒	88.0%
(Q)	Eligible Euro-Area Agency Paper with a remaining maturity of equal to or more than 5 year but no more than 7 years	☒	85.4%
(R)	Eligible Euro-Area Agency Paper with a remaining maturity of equal to or more than 7 year but no more than 10 years	☒	81.6%
(S)	Eligible Euro-Area Agency Paper with a remaining maturity of equal to or more than 10 year but no more than 30 years	☒	72.5%
provided that:
     (1) in relation to calculations in connection with the Fitch Criteria (as defined below), the applicable Valuation Percentage shall be (1) the relevant percentage determined by reference to the table headed “Advance Rates (%)” appearing at the end of Appendix 3 to the Fitch Criteria;
     (2) upon the occurrence of a First Trigger with respect to Barclays and during the continuation thereof, the Valuation Percentage for the Eligible Collateral shall be the percentages set

12

forth above or, if lower, the percentages set forth as the collateral advance rates in Table 2A “Collateral Advance Rates — Where Rated Liabilities are Euro Denominated” under the column headed “First Trigger — Posting Frequency — Weekly” of Table 2A attached hereto;
     (3) upon the occurrence of a Second Trigger with respect to Barclays and during the continuation thereof until such time as Barclays obtains a Replacement Transaction or a Letter of Credit Transaction, the Valuation Percentage for the Eligible Collateral shall be the percentages set forth above or, if lower, the percentages set forth as the collateral advance rates in Table 2A “Collateral Advance Rates — Where Rated Liabilities are Euro Denominated” under the column headed “Second Trigger — Posting Frequency — Weekly” of Table 2A attached hereto;
     (4) at no time shall the portion of Posted Collateral consisting of Eligible Euro-Area Government Paper and Eligible Euro-Area Agency Paper have more than 10 separate CUSIPs, ISINs or Common Codes associated therewith; and
     (5) where the ratings of the Relevant Rating Agencies differ with respect to the same item of Posted Collateral, the lower of the ratings shall apply.
For the purpose of this Annex, references to the “Relevant Rating Agency” shall mean the Rating Agency whose Ratings Criteria will be used to determine the amount of Eligible Credit Support that Barclays is required to transfer to the Trust following a credit ratings downgrade or withdrawal of such party.
(iii)     Other Eligible Support. The following items will qualify as “Other Eligible Support” for the party specified: Not applicable.
(iv)	Thresholds.
(A)	"Independent Amount” means with respect to Barclays and to the Trust: Zero.
(B)	“Threshold” means with respect to Barclays : Zero.
“Threshold” means with respect to the Trust: Infinity.
(C)	“Minimum Transfer Amount” means with respect to Barclays : USD$1,000,000; and with respect to the Trust: USD$1,000,000; provided, however, that if a Ratings Collateral Trigger has occurred and is continuing with respect to Barclays, the Minimum Transfer Amount with respect to Barclays shall be USD$10,000 and provided further that if (1) an Event of Default has occurred and is continuing with respect to Barclays or (2) an Additional Termination Event has occurred in respect of which Barclays is an Affected Party, the Minimum Transfer Amount with respect to Barclays shall be zero.
(D)	Rounding. The Delivery Amount will be rounded up and the Return Amount will be rounded down to the nearest USD$100,000.
(c) Valuation and Timing.
(i)	“Valuation Agent” means for purposes of Paragraphs 3 and 5, Barclays ; unless an Event of Default, Potential Event of Default or a Termination Event has occurred with respect to

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Barclays in which case, the Trust shall be Valuation Agent.
(ii)	“Valuation Date” means the second (2nd) Local Business Day of each calendar week.
(iii)	“Valuation Time” means the close of business in New York on the New York Banking Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.
(iv)	“Notification Time” means 10:00 a.m., New York time, on a Local Business Day.
(d)	Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Events will be a “Specified Condition” for the party specified (that Party being the Affected Party of the Termination Event occurs with respect to that party): Not Applicable.
(e)	Substitution.
(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).
(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Applicable.
(f)	Dispute Resolution.
(i)	“Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.
(ii)	Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated as follows:
(A) With respect to Eligible Collateral consisting of Cash, 100%; and
(B) with respect to any Eligible Collateral except Cash, the sum of (I) (x) the mean of the high bid and low asked prices quoted on such date by any principal market maker for such Eligible Collateral chosen by the Disputing Party, or (y) if no quotations are available from a principal market maker for such date, the mean of such high bid and low asked prices as of the first day prior to such date on which such quotations were available, plus (II) the accrued interest on such Eligible Collateral (except to the extent Transferred to a party pursuant to any applicable provision of this Agreement or included in the applicable price referred to in (I) of this clause (B)) as of such date; multiplied by the applicable Valuation Percentage.
In relation to the foregoing, Barclays will, upon receipt of reasonable notice from a Rating Agency, demonstrate to that Rating Agency, the calculation by Barclays of the Transferee’s Credit Support Amount and the Value of any Posted Collateral.
Further, if the long-term debt rating of Barclays is withdrawn or downgraded to “BBB-” by S&P or any successor Rating Agency, the “calculation” of Exposure shall be verified by an external mark-to-market on at least a monthly basis. This external mark must be obtained by an independent third-party, and cannot be verified by the same entity more than four times in any 12-month period. In addition, the external mark-to-market

14

valuations should reflect the higher of two bids from counterparties that would be eligible and willing to provide the swap in the absence of the current provider. Exposure and any required Credit Support Amount should be based on the greater of the internal and external marks, and any deficiencies in the Credit Support Amount must be cured within three days.
(iii)	Alternative. The provisions of Paragraph 5 will apply.
(g)	Holding and Using Posted Collateral.
(i)	Eligibility to Hold Posted Collateral; Custodian.
The Trust and its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:
(1)	Posted Collateral other than Eligible Euro-Area Agency Paper or Eligible Euro-Area Government Paper may be held only in the following jurisdictions: the United States of America;
(2)	Posted Collateral other than Eligible Euro-Area Agency Paper or Eligible Euro-Area Government Paper shall at all times be held in a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from Moody’s, S&P, and, if such institution is rated by Fitch, Fitch, in one of their generic rating categories which signifies investment grade; and
(3)	Posted Collateral consisting of Eligible Euro-Area Agency Paper or Eligible Euro-Area Government Paper may be held only in the following jurisdictions: Brussels, Belgium.
Initially, the Custodian for the Trust is The Bank of New York, for the benefit of Chase Bank USA, National Association, as Eligible Lender Trustee for the SLM Student Loan Trust 2006-6.
(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply. Notwithstanding the foregoing, the Trust shall be permitted to assign all of its rights to the Posted Collateral to the Indenture Trustee pursuant to the terms of the Indenture as well as to invest any portion of the Posted Collateral consisting of Cash deposited from time to time in the Trust’s Custody Account.
(h)	Distributions and Interest Amount.
(i)	“Interest Rate”. The “Interest Rate” means the actual earnings received on any Posted Collateral consisting of Cash on deposit during a period in the Trust’s Custody Account, expressed as a percentage.
(ii)	Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the first Local Business Day of each calendar month.

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(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.
(i)	Additional Representation(s). Not Applicable.
(j)	Other Eligible Support and Other Posted Support. “Value” and “Transfer” with respect to Other Eligible Support and Other Posted Support each means: Not Applicable.
(k)	Demands and Notices
All demands, specifications and notices to Barclays under this Annex will be made to:
Barclays
[PLEASE PROVIDE]
Telephone:
Facsimile:
          Email:
and all demands, specifications and notices to the Trust under this Annex will be to:
(For all purposes)
SLM Student Loan Trust 2006-6
c/o Chase Bank USA, National Association
Christiana Center/OPS 4
500 Stanton Christiana Road
Newark, Delaware 19713
Attention: Corporate Trust Department
Facsimile No.: (302) 552-6280
With copies to:
(For all purposes)
JPMorgan Chase Bank, National Association
450 West 33rd Street
15th Floor
New York, New York 10001
Attention: Structured Finance Services
Facsimile No.: (212) 946-3737
Telephone No.: (212) 946-3678
(For delivery confirmation only)
Sallie Mae, Inc.
12061 Bluemont Way
Reston, Virginia 20190
Attention: Trust Administration

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Facsimile No.: (703) 984-5651
Telephone No.: (703) 984-6706
Electronic Messaging System Details: None
; provided that any demand, specification or notice may be made by telephone (“Telephone Notice”) between employees of each party if such Telephone Notice is confirmed by a subsequent written instruction (which may be delivered via facsimile) by the close of business on the same day that such Telephone Notice is given.
(l)      Addresses for Transfers.
Barclays:
To be notified to the Trust at the time of request for transfer.
The Trust:
To be notified to Barclays prior to any transfer.
     (m)     Other Provisions.
     (i)     Modification to Paragraph 2 — Security Interest: The following Paragraph 2 is substituted for Paragraph 2 of this Annex:
Paragraph 2. Security Interest.
The Pledgor hereby pledges to the Eligible Lender Trustee, on behalf of the Secured Party, as security for its Obligations, and grants to the Eligible Lender Trustee, on behalf of the Secured Party, a first priority continuing security interest in, lien on and right of Set-Off against all Posted Collateral Transferred to or received by the Eligible Lender Trustee, on behalf of the Secured Party hereunder. Upon the Transfer by the Eligible Lender Trustee, on behalf of the Secured Party, to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.
(ii)     Modification to Paragraph 6(d)(i) — Distributions: Paragraph 6(d)(i) shall be amended the phrase “or is deemed to receive” is hereby deleted.
(iii)     Modification to Paragraph 7 — Events of Default: Paragraph 7 shall be amended so that the references in Paragraph 7(i), Paragraph 7(ii) and Paragraph 7(iii) to “two Local Business Days”, “five Local Business Days” and “thirty days” respectively, shall instead be replaced by “one Local Business Day”, “three Local Business Days” and “three Local Business Days” respectively.
     (iv)     Modification to Paragraph 9 — Representations: The following first clause of Paragraph 9 is substituted for the first clause of Paragraph 9 of this Annex:
Paragraph 9. Representations. The Pledgor represents to the Eligible Lender Trustee, on behalf of the Secured Party (which representations will be deemed to be repeated as of each

17

date on which it Transfers Eligible Collateral) that:
     (v)     Modifications to Paragraph 12 — Amended Definitions: The following definitions of “Pledgor” and “Secured Party” are substituted for the definitions of those terms contained in Paragraph 12 of this Annex:
“Pledgor” means Barclays, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).
“Secured Party” means the Eligible Lender Trustee, on behalf of the Trust, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.
     (vi)     Additions to Paragraph 12: The following definitions of “Ratings Criteria”, “Ratings Collateral Trigger", “Modified Exposure” and “Pricing Sources” shall be added to Paragraph 12 of this Annex:
“Ratings Criteria” means, the criteria used by S&P (“S&P Criteria”), the criteria used by Moody’s (“Moody’s Criteria”) and the criteria used by Fitch as set out in the report by Fitch dated 13 September 2004 and entitled Counterparty Risk in Structured Finance Transactions: Swap Criteria (“Fitch Criteria”) for the purposes of determining the amount of Eligible Credit Support Barclays is required to transfer hereunder following a credit ratings downgrade where Barclays has opted to or is required to transfer Eligible Credit Support in support of its obligations under the Agreement. Where Barclays is required to post collateral in accordance with more than one Ratings Criteria, Barclays will be required to post collateral in accordance with such Ratings Criteria which produces the highest Delivery Amount and the lowest Return Amount.
Fitch Criteria
"Credit Support Amount” shall mean, with respect to a Transferor on a Valuation Date, the sum of (a) the Transferee’s Exposure as determined by Barclays in good faith and (b) 1.05 multiplied by the current aggregate Notional Amount(s) of the outstanding Transactions multiplied by the Volatility Cushion.
"Volatility Cushion” means the percentage specified in Appendix 2 to the Fitch Criteria for a weighted average life that is equal to (or closest to) the weighted average of the weighted average life of each series and class of Notes rated by Fitch. For these purposes, the Valuation Agent shall utilize the weighted average life of each series and class of Notes rated by Fitch in relation to which Barclays is the swap counterparty provided by the Administrator (1) an assumed constant prepayment rate of 0.0%, default rate of 0.0% and such assumptions as will reflect the then current expectations of Administrator and/or be based upon such circumstances as Administrator may, in good faith, determine applicable; and, notwithstanding for the avoidance of doubt (1) above, assuming (2) that the Issuer will not redeem the Notes other than on the maturity date in respect of such Notes.
Moody’s Criteria

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“Credit Support Amount” shall mean for the purposes of the Moody’s Criteria with respect to a Transferor on a Valuation Date the sum of (a) the Transferee’s Exposure as determined by Valuation Agent in good faith plus (b) either (i) the First Trigger Collateral Levels or (ii) the Second Trigger Collateral Levels, as applicable where:
“First Trigger” means, on any Valuation Date, where Barclays has Moody’s rating(s) which are at or below the levels set forth for the “First Trigger” in Appendix 1 to Table 1 attached hereto.
“First Trigger Collateral Levels” means the required collateral amounts required by Moody’s for a Cross-currency swap (Spread-based payments) upon the occurrence of a First Trigger with respect to Barclays, all as set forth in Appendix 1 to Table 1 attached hereto.
“Second Trigger” means, on any Valuation Date, where Barclays has Moody’s rating(s) which are at or below the levels set forth for the “Second Trigger” in Appendix 2 to Table 1 attached hereto.
“Second Trigger Collateral Levels” means the required collateral amounts required by Moody’s for a Cross-currency swap — Variable notional amortisation — Spread-based payments upon the occurrence of a Second Trigger with respect to Barclays, all as set forth in the table in Appendix 2 to Table 1 attached hereto.
In relation to the foregoing, Barclays will, upon receipt of reasonable notice from Moody’s, demonstrate to Moody’s the calculation by Barclays of the Transferee’s Credit Support Amount.
S&P Criteria
“Credit Support Amount” shall mean with respect to a Transferor on a Valuation Date the sum of:
(A)	the greater of zero and the Transferee’s Modified Exposure, and

(B)	VB multiplied by Notional Amount where.

VB equals the following: U.S. Dollar/Euro

		More than 5 Years
Counterparty	5 Years or Less	but 10 Years or	More than 10 Years
Rating	Until to	Less until the	until the
(S&P)	Termination Date	Termination Date	Termination Date
Above A-1	0%	0%	0%
A-1	7.75%	8.75%	10.00%
A-2	12.25%	15.75%	18.50%
A-3	16.25%	20.00%	26.00%
BB+ or lower	22.50%	30.00%	45.25%

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“Modified Exposure” means, for any Valuation Date, an amount equal to the greater of (i) the Secured Party’s Exposure for that Valuation Date, (ii) the aggregate amounts of the next scheduled interest payment that is required to be made by Barclays pursuant to each Transaction to which Barclays and the Trust are party and (iii) one percent of the outstanding Notional Amount of each Transaction outstanding under the Master Agreement.
“Ratings Collateral Trigger” means the occurrence of any of the following events:
(i) the short-term debt rating of Barclays or downgraded below “A-1+” (or where Barclays does not have a short-term debt rating, its long-term senior unsecured debt rating is withdrawn or downgraded below “AA-”) by S&P or a successor Rating Agency;
(ii) the occurrence with respect to Barclays of a First Trigger; or
(iii) The short-term debt rating of Barclays or downgraded below “F1” by Fitch or any successor Rating Agency.
“Pricing Sources” means the sources of financial information commonly known as Bloomberg, Bridge Information Services, Data Resources Inc., Interactive Data Services, International Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corporation, Reuters, Wood Gundy, Trepp Pricing, JJ Kenny, S&P and Telerate.
     (vii)     Notwithstanding any other provision in this Agreement to the contrary, no full or partial failure to exercise and no delay in exercising, on the part of Barclays or the Trust, any right, remedy, power or privilege permitted hereunder shall operate in any way as a waiver thereof by such party, including without limitation any failure to exercise or any delay in exercising to any or to the full extent of such party’s rights with respect to transfer timing pursuant to Paragraph 4(b), regardless of the frequency of such failure or delay.
     (viii)     In all cases, in order to facilitate calculation of the Delivery Amount and the Return Amount for a particular Valuation Date in accordance with Paragraph 3 of this Annex:
(A)	Eligible Collateral;

(B)	Exposure; and

(C)	Posted Collateral
shall each be expressed in US Dollars. If any of these items are expressed in a currency other than US Dollars, then they shall be converted into US Dollar amounts at the spot exchange rate determined by the Valuation Agent on that Valuation Date.
(n)	Agreement as to Single Secured Party and Pledgor. Barclays and the Trust agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b) or Paragraph 2 or the definitions of Paragraph 12, (a) the term “Secured Party” as used in this Annex shall mean only The Trust, (b) the term “Pledgor” as used in this Annex shall mean only Barclays, (c) only Barclays makes the pledge and grant in Paragraph 2, the

20

acknowledgement in the final sentence of Paragraph 8(a) and the representations in paragraph 9 and (d) only Barclays will be required to make Transfers of Eligible Credit Support hereunder.
(o) Covenants of the Pledgor. So long as the Agreement is in effect, Barclays covenants that it will keep the Posted Collateral free from all security interests or other encumbrances created by Barclays, except the security interest created hereunder and any security interests or other encumbrances created by the Trust; and will not sell, transfer, assign, deliver or otherwise dispose of, or grant any option with respect to any Posted Collateral or any interest therein, or create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any Posted Collateral or any interest therein, without the prior written consent of the Trust.
(p) Costs of Transfer on Exchange. Notwithstanding Paragraph 8, the Transferor will be responsible for, and will reimburse the Transferee for, all transfer and other taxes and other costs involved in the transfer of Eligible Credit Support either from the Transferor to the Transferee or from the Transferee to the Transferor hereto.
(q) Additional Definitions

“Agency	Notes” means U.S. Dollar-denominated fixed rate, non-amortising, non-mortgage-backed, senior debt securities of fixed maturity, rated Aaa by Moody’s and AAA by S&P issued by any of the Federal Home Loan Banks (including their consolidated obligations issued through the Office of Finance of the Federal Home Loan Bank System), the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Federal Farm Credit Bank.

“Treasury	Securities” means U.S. Dollar-denominated senior debt securities of the United States of America issued by the U.S. Treasury Department and backed by the full faith and credit of the United States of America.
“Eligible Euro-Area Agency Paper” means the negotiable debt obligations of any Kreditanstalt fuer Wiederaufbau and European Investment Bank (with a local and foreign currency issuer rating of Aa2 or above by Moody’s, AA or above by S&P and AA or above by Fitch).
“Eligible Euro-Area Government Paper” means the negotiable debt obligations of any Euro-Area Government (the country of which has a local and foreign currency issuer rating of Aa2 or above by Moody’s, AA or above by S&P and AA or above by Fitch).
“Euro-Area Government” means any of the following countries: Austria; Belgium; Denmark; Finland; France; Germany; Greece; Ireland; Italy; Netherlands; Portugal; Spain; Sweden; Switzerland or the United Kingdom;

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IN WITNESS WHEREOF, the parties have executed this Credit Support Annex by their duly authorized officers as of the date hereof.

BARCLAYS BANK PLC

By: /S/ JULIE STERN
Name:	Julie Stern
Title:	Director
Date:	July 20, 2006

SLM STUDENT LOAN TRUST 2006-6

By:	Chase Bank USA, National Association, not in its individual capacity but solely in its capacity as Trustee under that certain Amended and Restated Trust Agreement dated as of July 20, 2006 by and among the Trustee, SLM Funding LLC and Deutsche Bank Trust Company Americas, as the Indenture Trustee

By: /S/ JOHN J. CASHIN
Name:	John J. Cashin
Title:	Vice President
Date:	July 20, 2006

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CONFIRMATION
July 20, 2006
SLM Student Loan Trust 2006-6
c/o Chase Bank USA, National Association
Christiana Center/OPS4
500 Stanton Christiana Road
Newark, Delaware 19713
Attention: Corporate Trust Department
     Subject: Currency Swap Transaction

Dear Sir/Madam
The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the above referenced currency swap transaction entered into on the Trade Date specified below (the “Transaction”) between Barclays Bank PLC (“Barclays”), and SLM Student Loan Trust 2006-6 (the “Trust”). This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below.
1. The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for the purposes of the 2000 ISDA Definitions.
     The Agreement and each Confirmation thereunder will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine and each party hereby submits to the jurisdiction of the Courts of the State of New York.
     This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of July 20, 2006, as may be amended and supplemented from time to time (the “Agreement”), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.
     The Trust and Barclays each represents to the other that it has entered into this Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.
2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Trade Date:	July 12, 2006.

Effective Date:	July 20, 2006.

Termination Date:	The date which is the earliest of (i) the date on which the Class A-4 Notes are repaid in full; (ii) the date on which the Trust Student Loans have been liquidated and all of the proceeds thereof distributed in accordance with Section 5.4 of the Indenture; and (ii) January 25, 2041.

Currency Swap Transaction Exchange Rate:	EUR 1.00 to USD 1.27150537634.

Floating Amounts — Barclays

Floating Rate Payer:	Barclays.

Floating Rate Payer Currency Amount:	As at any date, with respect to any Calculation Period, an amount equal to EUR 372,000,000 minus the aggregate of each Barclays Interim Exchange Amount made prior to such date.

Floating Rate Payer Payment Dates:	Early Payment applies — three (3) Business Days prior to the applicable Period End Date or the Termination Date, as the case may be.

Floating Rate Period End Dates:	Each 25 January, 25 April, 25 July and 25 October during the term hereof, commencing on 25 October 2006, and ending on the Termination Date, subject to adjustment with the Following Business Day convention.

Floating Rate:	EUR-EURIBOR-Telerate except for the initial Calculation Period; provided, however that the Floating Rate shall be the rate that appears on Telerate Page 248 as of 11:00 a.m. Brussels time, on the day that is two Target Settlement Days and New York Business Days preceding that Reset Date.

For the initial Calculation Period, the Floating Rate will be determined by the following formula:

x + [ 5 / 31 * (y — x) ]

where:
x = Three-Month EUR-EURIBOR-Telerate, and
y = Four-Month EUR-EURIBOR-Telerate.

Designated Maturity:	3 months.

Spread:	0.15% per annum.

Floating Rate Day Count Fraction:	Actual/360.

Reset Dates:	First day of each Calculation Period.

Floating Amounts — The Trust

Floating Rate Payer:	The Trust.

Floating Rate Payer Currency Amount:	As at any date, with respect to any Calculation Period, an amount equal to USD $473,000,000 minus the aggregate of each Trust Interim Exchange Amount made prior to such date.

Floating Rate Payer Payment Dates:	Early Payment applies — three (3) Business Days prior to the applicable Period End Date or the Termination Date, as the case may be.

Floating Rate Period End Dates:	Each 25 January, 25 April, 25 July and 25 October during the term hereof, commencing on 25 October 2006, and ending on the Termination Date, subject to adjustment with the Following Business Day convention.

Floating Rate:	USD-LIBOR-BBA except for the initial Calculation Period and provided further, that (i) the term “London Banking Days” shall mean a Business Day in New York City and London and (ii) if USD-LIBOR Reference Banks is used as a fallback and quotations are not available, the rate will be the rate in effect for the previous Calculation Period.

For the initial Calculation Period, the Floating Rate will be determined by the following formula:

x + [ 5 / 31 * (y — x) ]

where:
x = Three-Month USD-LIBOR-BBA, and
y = Four-Month USD-LIBOR-BBA.

Designated Maturity:	3 months.

Spread :	0.1476% per annum.

Floating Rate Day Count Fraction:	Actual/360.

Reset Dates:	First day of each Calculation Period.

Initial Exchanges:

Initial Exchange Date:	Effective Date.

Barclays Initial Exchange Amount:	USD 471,817,500.

Trust Initial Exchange Amount:	EUR 371,070,000.

Interim Exchanges:

Interim Exchange Date:	Early Payment applies — three (3) Business Days prior to each Floating Rate Period End Date (falling on or before the Final Exchange Date) upon which the Trust is obliged to make a payment of principal to the Noteholders of the Class A-4 Notes.

Barclays Interim Exchange Amount:	A EUR amount equal to the Trust Interim Exchange Amount converted to EUR using the Currency Swap Transaction Exchange Rate.

Trust Interim Exchange Amount:	In respect of any Interim Exchange Date, the USD amount allocated as due to the Class A-4 Noteholders in respect of that Interim Exchange Date and available for payment to the Class A-4 Noteholders pursuant to the Indenture and the Administration Agreement with respect to payments of principal on the Class A-4 Notes.

Final Exchanges:

Final Exchange Date:	Early Payment applies — three (3) Business Days prior to the Termination Date.

Barclays Final Exchange Amount:	A EUR amount equal to the Trust Final Exchange Amount converted to EUR using the Currency Swap Transaction Exchange Rate.

Trust Final Exchange Amount:	The USD amount of principal due to the Class A-4 Noteholders on the Final Exchange Date and available for payment to the Class A-4 Noteholders pursuant to the Indenture and the Administration Agreement with respect to payments of principal on the Class A-4 Notes.

Business Days for Payments:	New York and TARGET.

Other Provisions:

Notifications:	The Trust shall cause the delivery of such information, report, notice or certificate to the Calculation Agent at least one (1) Business Day prior to any Payment Date.

Interest and Principal Payments:	The Calculation Agent shall notify the other party hereto and the Administrator of the amount of interest and/or any Interim Exchange Payments to be made under the Agreement on each Floating Rate Payer Payment Date and/or each Interim Exchange Date (or Final Exchange Rate, as the case may be) promptly following receipt by the Calculation Agent from the Administrator of the information required to determine such amounts.

Deferral of Floating Amounts:	If any payment of interest under the Class A-4 Notes is deferred in accordance with the terms and conditions of the Notes then a corresponding part of the Barclays Floating Amount and a pro rata part of the Trust Floating Amount which, in each case, would otherwise be due in respect of the relevant Floating Rate Payer Payment Date shall be deferred.

The amount so deferred on the Barclays Floating Amount shall be payable on the next Barclays Floating Rate Payer Payment Date (together with an additional floating amount accrued thereon determined using the same rate used to calculate the Barclays Floating Amount payable on that next Barclays Floating Rate Payer Payment Date) and the Barclays Floating Amount due on such date shall be deemed to include such amounts.

The amount so deferred on the Trust Floating Amount shall be payable on the next Trust Floating Rate Payment Date (together with an additional floating amount accrued thereon determined using the same rate used to calculate the Trust Floating Amount payable on that next Trust Floating Rate Payer Payment Date) and the Trust Floating Amount due on such date shall be deemed to include such amounts.

On any subsequent occasion if any payment of interest under the Class A-4 Notes is deferred (including any payment of a previous shortfall of interest or any payment of interest on such shortfall) in accordance with the terms and conditions of the Class A-4 Notes then all or a corresponding part of the Barclays Floating Amount and a pro rata part of the Trust Floating Amount shall be deferred.
3. Account Details:
     Payments to Barclays:
          For EUR:

	Bank:	Barclays Bank Plc London
	Swift:	BARCGB22
	A/C	Barclays Bank Plc London
	A/C No	78659111
	IBAN	GB49 BARC 2000 0078 6591 11
For USD:
	Bank:	Federal Reserve Bank Of New York, New York
	ABA No:	026-0025-74
	A/C:	Barclays Bank Plc, New York
	Favor:	Barclays Swaps & Options Group, New York
	A/C No:	050-01922-8

Payments to the Trust:

For USD:	SLM Student Loan Trust 2006-6
Deutsche Bank Trust Company Americas
ABA# 021 001 033
Account of Corporate Trust & Securities Services
Account #: 01419647
REF: SLM Student Loan Trust 2006-6
Collection Account #53698
Attn: Michele HY Voon, 250-8454

For Euros (other than Initial Exchange Amounts):

Deutsche Bank AG, Frankfurt
SWIFT: DEUTDEFF
For Account: Deutsche Bank London
A/C: 925799900
Ref: DBTCA RE: SLM 2006-6
Euro Account 0275835 0000 EUR 000 CTA
IBAN GB28DEUT40508127583500

For payment inquiries:	SLM Student Loan Trust 2006-6
c/o Sallie Mae, Inc.
12061 Bluemont Way
Reston, Virginia 20190
Attention: Trust Administration
Facsimile No.: (703) 984-5651
Telephone No.: (703) 984-5705
Electronic Messaging System Details: None
4. Offices:

     (a) The Office of Barclays for this Transaction is London, England.
     (b) The Office of the Trust for this Transaction is Newark, Delaware.

The time of dealing will be confirmed by Barclays upon written request. Barclays is regulated by the Financial Services Authority. Barclays is acting for its own account in respect of this Transaction.
Please confirm that the foregoing correctly sets forth all the terms and conditions of our agreement with respect to the Transaction by signing in the space provided below and both (i) faxing the signed copy to Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operations, Fax +(44) 20-7773-6810/6857, Tel +(44) 20-7773-6901/6904/6965, and (ii) mailing the signed copy to Barclays Bank PLC, 5 The North Colonnade, Canary Wharf, London E14 4BB Attention of Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operations.
For and on behalf of
 BARCLAYS BANK PLC

NAME: /S/ BEN SWAIN
Ben Swain
Authorised Signatory
Date:	July 20, 2006
Confirmed as of the date first written above:
SLM STUDENT LOAN TRUST 2006-6

By:	Chase Bank USA, National Association,
not in its individual capacity but in its capacity as
Trustee under that certain Amended and Restated
Trust Agreement dated as of July 20, 2006 by
and among the Trustee, the Indenture Trustee
and SLM Funding LLC

By: /S/ JOHN J. CASHIN
Name:	John J. Cashin
Title:	Vice President
Barclays Bank PLC and its Affiliates, including Barclays Capital Inc., may share with each other information, including non-public credit information, concerning its clients and prospective clients. If you do not want such information to be shared, you must write to the Director of Compliance, Barclays Bank PLC, 200 Park Avenue, New York, N.Y. 10166.